Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Diversinet Corp.

(Exact name of registrant as specified in its charter)

Ontario, Canada

(State or other jurisdiction of incorporation or organization)

N/A

(I.R.S. Employer Identification Number)

2225 Sheppard Avenue East, Suite 1801, Toronto, ON M2J 5C2 Canada   (416) 756-2324

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Hackett c/o Diversinet Corp.

2225 Sheppard Avenue East, Suite 1801, Toronto, ON M2J 5C2 Canada   (416) 756-2324

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ¨

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act of 1933, as amended registration statement number of the earlier effective registration statement for the same offering.  ¨

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act of 1933, as amended registration statement number of the earlier effective registration statement for the same offering.  ¨

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ¨

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CALCULATION OF REGISTRATION FEE

(In U.S. $)

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common shares	7,383,000 (1) (3)	$0.72 (2)	$5,185,000	$ 610.27

(1)

Includes of 458,000 common shares issuable upon the exercise of outstanding warrants.

(2)

Estimated pursuant to Rule 457(c) and 457(o) solely for the purpose of computing the amount of the registration fee on the basis of the average of the low bid and high ask prices ($0.66 and $0.78) of a common share as reported on the Over the Counter Bulletin Board on January 21, 2005.  Includes 300,000 shares issuable upon exercise of warrants at $0.40, 158,000 shares issuable upon exercise of warrants at $0.50 per share.

(3)

Pursuant to Rule 416, also includes such indeterminate number of ordinary shares as may become issuable upon stock splits, stock dividends and other changes affecting the ordinary shares as described herein.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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Subject to completion, dated January 24, 2005

The holder of these may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

7,383,000 Common Shares

DIVERSINET CORP.

Certain selling securityholders are offering up to 7,383,000 of our common shares for sale under this prospectus.  We will not receive the proceeds of any shares sold under this prospectus.

Our common shares are quoted on the Over-the-Counter Bulletin Board (“OTC BB”) under the symbol “DVNT.OB”.  On January 21, 2005, the average of the closing bid and asked prices of our common shares on the OTC BB was $0.70 per share.

An investment in our common shares involves a high degree of risk and only people who can afford the loss of their entire investment should consider investing.  See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

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INFORMATION SUMMARY

This summary highlights important information about our business and about this offering.  Because this is a summary, it does not contain all of the information you should consider before investing in our common shares or warrants.  You should read the entire prospectus before making an investment decision.  We prepare our consolidated financial statements in accordance with Canadian generally accepted accounting principles (“GAAP”) and all financial information set out herein has been determined in accordance with Canadian GAAP.

About Diversinet

Diversinet Corp. (formerly The Instant Publisher Inc.) was formed on December 8, 1993 through the amalgamation of The Instant Publisher Inc. with Lombard Consolidated Resources Inc., an Ontario corporation.  We are regulated in accordance with the Business Corporation Act (Ontario).

Our company was formed under the laws of Ontario, Canada.  Our principal executive offices are located at 2225 Sheppard Avenue East, Suite 1801, Toronto, Ontario, M2J 5C2, Canada.  Our telephone number is (416) 756-2324.

We are a security software product company that develops, markets and distributes wireless security infrastructure solutions that provide for the secure transmission of data over wireless networks and devices.  Our solution encompasses all aspects of communication and commercial transaction security requirements, covering the authentication and authorization of individuals involved, the integrity of the information being sent and the non-repudiation or legalization of the transaction.

We believe we are a pioneer in providing security products for the secure transmission of data over wireless networks and are striving to become the leading provider of wireless security solutions.  Our strategy to achieve this objective involves: targeting emerging wireless data and messaging markets, expanding strategic partnerships and sales channel relationships, maintaining a leadership position in terms of products and research and development and building awareness of the Diversinet brand.

We develop, license and support the Passport Trust Platform™ suite of wireless security infrastructure products, solutions and services.  Passport Trust Platform™ provides the ability to support multiple solution and service applications across a wide range of mobile device platforms.  The Passport Trust Platform™ allows companies to deploy the robust security infrastructure needed for trusted exchange of sensitive information over wireless networks quickly and cost-effectively. This enables companies to reduce the time-to-market for delivery of new wireless applications and business services.

The Passport Trust Platform product suite is comprised of the following individual software products:

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Passport Certificate Authority provides a standards-based certificate management system to enable end-to-end data security for mobile applications and transactions.

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Passport Provisioning Server supports streamlined user registration and Over-the-Air (OTA) credential delivery to mobile device users that minimizes deployment issues and provides lifecycle management.

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Passport Mobile Client can be embedded on a variety of mobile devices and manages the trusted credentials used to authenticate the mobile user.

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Passport SDK provides mobile application developers with a suite of security Application Program Interface (APIs) to integrate Diversinet’s public key infrastructure across a range of mobile device platforms.

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Passport Messenger is a Short Message Service (SMS)-based messaging system that connects Internet applications to mobile devices for sending notifications to support provisioning services, or other messaging applications.

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Passport Wireless VPN provides a robust, small footprint Virtual Private Network (VPN) that extends enterprise security to a variety of wireless devices. It provides optimized performance using light protocols, compression techniques and roaming features.

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Passport Micro-Cert System provides a small footprint wireless Public Key Infrastructure (PKI) for constrained device environments, and is certified to Common Criteria Level 2+ ISO 15408.

We believe that the Passport Trust Platform products and solutions offer a unique approach to facilitating and securing commercial transactions and data transmissions over these networks.

About DSS Software Technologies

In early January, 2003, we acquired all of the capital stock of DSS Software Technologies (“DSS”), a systems integration provider headquartered in Fremont, California.  DSS provides technical consulting services to tier one customers including financial, enterprise and technology companies such as Cisco Systems, Lucent, Oracle, Sun Microsystems and Wells Fargo in the areas of systems integration, software development, and Enterprise Resource Planning “ERP” and Customer Relationship Management “CRM” implementation.  Consideration for the DSS acquisition was provided through a combination of cash payments and an earn-out position, plus warrants, provided over a three-year term.  During 2004 we amended the purchase agreement to provide Diversinet common shares and cash in lieu of the remaining cash payments and the earn-out provision.

DSS’s operations have been integrated with ours as a wholly owned subsidiary of Diversinet.  The purchase of DSS was accounted for using the purchase method and DSS’s operations have been consolidated since the date of acquisition.

About Caradas, Inc.

In September 2003, we acquired all of the capital stock of Caradas, Inc. (“Caradas”), a systems integration provider headquartered in Braintree, Massachusetts.  Caradas provides ‘smart card enablement’ to the financial, retail, enterprise, government and other markets looking for open, secure, multi-application solutions.  Caradas technology answers the increasing and urgent need for multi-application smart card technology, essential for managing critical business processes.  For customers that want to manage security processes in both the physical and digital environments, Caradas offers an identity and authentication that connects with continuously updated, smart card-aware applications.

Caradas focuses on smart card-based application security systems within the financial services industry, particularly as a vehicle for managing relationships between issuers and cardholders.  Caradas offers a suite of solutions and services to define and implement secure application infrastructures.

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The Caradas Connexus™ Platform Caradas provides turnkey solutions for smart card-based application security systems using a suite of Caradas developed and third-party technology components.

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Visa and MasterCard Issuer Solutions: Caradas adds value to Visa and MasterCard issuer projects, by working closely on architecture and design, providing integration services, followed by test and operational transfer as the deployment occurs.  The smart Visa and MasterCard oneSmart Solutions are based upon established methodologies, third-party technologies and the Caradas Connexus™ Platform technology.

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Caradas Services:  Caradas provides a set of professional integration services for the strategy and support behind the technology.  The Caradas team has developed a methodology for implementing application security systems.

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Caradas Labs™: Caradas provides benchmarking and evaluation of core technologies through the testing center.

Caradas’ operations have been integrated with ours as a wholly owned subsidiary of Diversinet.  The purchase of Caradas was accounted for using the purchase method and Caradas’ operations have been consolidated since the date of acquisition.

RISK FACTORS

The common shares offered by this prospectus are speculative, involve a high degree of risk and should only be purchased by persons who can afford to lose their entire investment.  You should therefore carefully review the following risk factors, as well as all of the other information in this prospectus, before investing in the securities offered by this prospectus.

Risks Relating to Our Business

We have lost money in the past, we have realized minimal revenues from continuing operations and we expect to continue to sustain losses in the future.  We have generated minimal revenue to date from the sales of our solutions and licensing of our products.  For the nine months ended September 30, 2004, we posted a net loss of $3,351,000.  For the fourteen months ended December 31, 2003, we posted a net loss of $5,618,000.  For the year ended October 31, 2003, we posted a net loss of $4,834,000, for October 31, 2002, we posted a net loss of $4,065,000 and for October 31, 2001, we posted a net loss of $12,272,000.  For the years ended October 31, 2000 and October 31, 1999, we had net losses of $10,189,000 and $9,421,000, respectively.  We generated revenue of $5,665,000 for the nine months ended September 30, 2004, $8,563,000 for the fourteen months ended December 31, 2003, $7,108,000 in the twelve months ended October 31, 2003, $710,000 in the year ended October 31, 2002, $793,000 in the year ended October 31, 2001, $1,787,000 in the year ended October 31, 2000 and $164,000 in the year ended October 31, 1999.  The revenue represents the sales of our secured wireless and identity management solutions and professional services including the initial licensing of our Passport Certificate Server®, Passport Authorization Product™ and Connexus product together with related professional services and consulting revenue.  During fiscal 2001, 40% of our revenue was generated from one customer.  During fiscal 2002, 28% of revenue was generated from one customer although not the same customer as in fiscal 2001, and 65% of revenue was generated from three customers.  During fiscal 2003, 30% of revenue was generated from one customer although not the same customer as in fiscal 2002 and 2001, and 50% of revenue was generated from two customers.  During the nine months ending September 2004, 33% of revenue was generated from two customers.  To date, the sales of our solutions, including related consulting services and licensing our products to various customers and providing them with related professional services has generated our revenues.  We cannot provide assurance that recurring revenues will arise from these agreements.  The auditors’ reports on our December 31, 2003 consolidated financial statements included additional comments for U.S. readers that state that conditions and events exist that cast substantial doubt on our ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

Our business plan is dependent upon customer adoption and commercial deployment of our products.  Our ability to continue operations is also dependent on the acceptance of our security solutions and the adoption of transaction-based applications using security and identity management over wireless networks as an accepted method of data transmission in sufficient volume for us to generate enough revenues to fund our expenses and capital requirements.  The wireless and mobile data market is in a very early stage, and it may not develop to a sufficient level to support our business.

Our solutions are marketed to large companies and government agencies. The implementation of our solutions by these entities typically involves a lengthy education process and a significant technical evaluation and commitment of capital and other resources.  This process is also subject to the risk of delays associated with customers’ internal budgeting and other procedures for approving large capital expenditures, deploying new technologies within their networks and testing and accepting new technologies that affect key operations. As a result, the associated sales and implementation cycles can be lengthy.  Our quarterly and annual operating results could be materially harmed if orders forecasted for a specific customer for a particular quarter are not realized.

Many of our early licensing agreements permitted our customers to examine and test our products with no initial up-front payments to us.  These customers are not required to make payments to us until they begin to use our solutions for commercial purposes.  In certain cases, we also enter into evaluation agreements, whereby potential customers may examine our solutions for a specified period of time with no payment to us.  Our current licensing agreements typically require the customer to pay a license fee attributable to the software components and the solution and upon shipment of these items to the customer, although we have sometimes waived the up-front fee.

Product and Market conditions.  General economic conditions may have a significant impact on our ability to generate sales for our solutions.  During fiscal 2003 and 2002, we experienced decreased activity from our potential customers, and generally the adoption of wireless services has not proceeded as rapidly as previously expected.  During 2004, with the integration of DSS and Caradas, we were able to increase revenues compared to pre acquisition periods, however there is no guarantee that future sales will not decline in the near future.

Foreign exchange.  Our functional currency is the U.S. dollar.  Sales generated outside Canada are generally denominated in U.S. dollars.  During fiscal 2003 and 2004, we have incurred a large portion of our expenses in U.S. dollars, but we also incurred a smaller portion of our expenses in other currencies including Canadian dollars, Pound Sterling and Hong Kong dollars.  Changes in the value of these currencies relative to the U.S. dollar may result in currency losses that may have an adverse effect on our operating results.  With the completion of our financings in December 2004, we have a portion of our cash resources in U.S. dollar short-term investments and in Canadian dollars.  During fiscal 2003 and year to date in 2004, we maintained a portion of our cash resources in both U.S. and Canadian dollar term deposits.  During 2003, with the acquisitions of DSS and Caradas, we switched our reporting currency from Canadian dollars to U.S. dollars.

We may not be successful if we fail to retain our key technical personnel.  During 2004, in order to reduce our largest single expenditure, salaries and benefits, we reduced our headcount of employees in the Diversinet, DSS and Caradas operations.  During 2003 and 2002, we continued to review our cost structure and have continued to reduce our headcount.  Workforce reductions may have a detrimental effect on the morale of remaining employees, impeding their performance levels.  In addition, our ability to attract potential new employees in the future may suffer if our reputation was hurt by this staff reduction.

We currently have four senior officers and 69 employees and contractors.  We may not be able to improve our solutions and products or create new products if we lose any of our key employees or contractors.  We do not maintain key person life insurance policies on any of our employees.  Skilled technical personnel can be difficult to attract depending on the strength of the economy and competitive opportunities.  We may not be able to retain our current employees if they receive better job offers from other employers.   The weakened financial strength of the Company through 2002, 2003 and 2004 may not alleviate this risk in the future.

We are involved in litigation which could result in judgments against us which, in the aggregate, could total more than our combined current assets, working capital and net assets.  There is currently one material claim pending against us.  If we lose this suit or enter into a settlement requiring us to pay cash or issue any of our common shares, our liquidity and financial position will be adversely affected and our shareholders’ ownership may be diluted.

In May 2000, we were sued, along with our wholly-owned Barbados subsidiary, Instant Publisher Ltd.  The plaintiff is seeking damages of $1,533,950 for breach of an October 25, 1995 dealer agreement relating to the business of Instant Publisher regarding the distribution of printing equipment, and damages of $25,000,000 for loss of reputation and loss of opportunity, pre-judgment and post-judgment interest, and costs.

We have limited experience in the wireless security software and identity management solutions field, and we are therefore subject to risks inherent in establishing a new business.  We have been in the wireless security software field since fiscal 1997 and the identity management solutions field since 2001, and we have only generated minimal revenues from this business.  We are not sufficiently established to fully evaluate or forecast our prospects, and we are subject to the risks inherent in establishing a new business enterprise.

We are dependent on the adoption of secure transaction-based applications over wireless networks as an accepted method of data transmission.  In order for us to be successful, transaction-based applications using wireless security infrastructure over wireless networks must be adopted as a means of trusted and secure communications and commerce to a sufficient extent and within a reasonable time frame, particularly considering our existing financial resources and future capital needs.  Since trusted and secure communications and commerce over these networks is new and evolving, it is difficult to predict with any assurance the size of this market and its growth rate, if any.

If the market for trusted and secure communications and commerce utilizing wireless solutions over these networks fails to develop or develops more slowly than expected, we may have difficulty selling solutions or generating sufficient revenues to support our business.

Our ability to keep pace with the rapid technological changes and frequent new product introductions common in the information and communication technology industry will determine our ability to remain competitive and affect the viability of our products.  To succeed in the wireless security and the identity management solutions business, we believe that we will have to continuously improve the performance, features and reliability of our products and be the first to the market with new products or enhancements to existing products.  We cannot provide assurance that we will be able to improve our products in a timely manner.  The emerging market for security solutions for wireless security and the identity management is characterized by rapid technological developments, frequent new product introductions and evolving industry standards.  We anticipate this evolution will also occur in the wireless security and the identity management solutions market in which we focus our technological developments.  The adoption of new standards, or the informal adoption of certain standards by a significant percentage of the computer security and related industries, could require us to reconfigure our products.  We may not be able to counter challenges to our current products or to introduce product offerings that keep pace with the technological changes introduced by competitors or persons seeking to breach information security.  We are not currently aware of any significant new technologies either under development or about to be introduced in the wireless security or the identity management solutions security field.

The highly competitive nature of the information and communications technology fields could prevent us from achieving success.  Our solutions are targeted at the new and rapidly evolving market for authentication and authorization products for wireless communications, commerce, telecommunications and identity management.  This market is not mature.  We anticipate that it will be intensely competitive, subject to rapid change and significantly affected by new solution, product and service introductions and other market activities of industry participants.  Many of our competitors and potential competitors have a longer operating history, greater name recognition, larger installed customer base and significantly greater financial, technical and marketing resources than we have.  As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, and they could therefore render our technologies and products obsolete.

Because of the broad potential application of our authentication and authorization software and identity management solutions, we compete with vendors offering a wide range of computer security products.  These competitors include Entrust Technologies, VeriSign, Certicom, and RSA Security.  There also may be other potential entrants to the market of whom we are not yet aware.

Our licensing revenues are dependent on our customers’ acceptance and use of our software products, and we expect our sales cycle to be lengthy.  Many of our early licensing agreements permitted our customers to examine and test our products with no initial up-front payments to us.  These customers are not required to make payments to us until they begin to use our product for commercial purposes.  We also enter into evaluation agreements in certain cases, whereby potential customers may examine our solutions for a specified period of time with no payment to us.  Our current licensing agreements typically require the customer to pay a license fee attributable to the software components and the application solution and upon shipment of these items to the customer, although we have sometimes waived the up-front fee.

Customers cannot simply license our solutions and begin using them immediately in their businesses.  Making our solutions work with a particular customer’s application may be a complex, expensive and, in certain cases, an ultimately unsuccessful process.  This process may also require the customer to make significant commitments of time and money.  Based on discussions with our customers, we believe that a customer’s required cycle of testing, internal approval and network modifications can reasonably take between six and nine months or longer.  Therefore, we expect our sales cycle, or the time between entering into an agreement and when we begin to receive and recognize revenue, to be six to nine months or longer.  Also, the amount of revenue can be very limited until the customer’s product is made generally available and adopted.  Our sales are also subject to significant risks over which we have little or no control, including customers’ budgetary constraints and internal acceptance procedures regarding security-related matters.  To mitigate the risk of our current software licensing business model we are currently exploring the viability of a managed security service provider business model to supply our offerings through subscription-based licensing arrangements.

Two major encryption technology vendors service our area of business, and if we are unable to license encryption technology from at least one of them, it would cause a significant disruption to our business.  Our current product offerings include encryption technology that we source from a third-party vendor, RSA Security, an encryption technology vendor who services the wireless and the e-commerce security market.  The term of each licensing arrangement is open-ended.  Encryption technology is currently available from other vendors; however, if this agreement is terminated for any reason, we would have to license encryption technology from an alternative vendor, and there might be a significant disruption to our business.

Our success will depend in part on our continued ability to have access to these and other technologies that are important to our existing products and may become important to products we may develop in the future.  We cannot be certain that we will be able to procure or use any necessary technology on terms similar to existing licenses.

We lack experience in sales and marketing, and depend on our relationships with more established corporations to assist in selling and marketing our products.  We have limited sales and marketing experience and limited money to fund marketing.  A significant part of our business strategy is to form strategic relationships with more established companies to expose our solutions to a larger customer base than we could reach through direct sales and marketing force.  Our existing strategic relationships have not resulted in any significant revenues to date and may not result in any revenues in the future.

As a result of our emphasis on these relationships, our success will partially depend on both the ultimate success of the third parties with which we have these relationships and the ability of these third parties to market our products and services successfully.

In the past, we have concentrated our sales and marketing efforts on application service providers.  This strategy has lead to no commercial deployments.  As a result and due to some success experienced by us in the Asian markets, we have jointly developed Mobile e-Cert with Hongkong Post and Guangdong Electronic Certification Authority (Guangdong CA). Hongkong Post and Guangdong CA will support the Mobile e-Certs through its Mobile Certification Authority and mobile operators will act as the Registration Authorities for the authentication of the identity of Mobile e-Cert subscribers.  Hongkong Post is the first recognized public Certification Authority in Hong Kong.  Hutchinson, the largest and the leading mobile operator in Hong Kong, has been appointed the first certified Registration Authority for the registration of Hongkong Post Mobile e-Cert digital certificates to mobile users.  This appointment also marks the first time worldwide a mobile operator is acting as a Registration Authority for the issuance of wireless digital certificates.  Guangdong CA, a joint venture between China Telecom and the Guangdong provincial government, is the authorizing authority for issuing digital certificates for e-business in Guangdong province. Guangdong province is the only province in Mainland China to establish an Electronic Transaction Ordinance (ETO), which provides a legal framework enabling electronic records and digital signatures to enjoy certain legal recognitions similar to their paper-based counterparts. After these Asian market programs were successfully accomplished, we have been working with application service providers in the region who will develop applications that will have our software embedded and will utilize Mobile e-Cert.

We cannot provide assurance that we will be able to enter into additional, or maintain our existing, strategic relationships on commercially reasonable terms, if at all.  Our failure to do so would require us to devote substantially more resources to the distribution, sales and marketing of our products and services.  Also, these strategic relationships do not afford us any exclusive marketing or distribution rights.  The third parties may reduce their commitments to us in the future or pursue alternative technologies.

The nature of our products subjects us to product liability risks, potential lost revenues and adverse publicity in the event of product failure.  Our customers may rely on our products to prevent unauthorized access to computer networks.  Malfunctions or design defects of our products could:

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cause interruptions, delays or cessation of services to our customers;

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result in product returns;

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result in liability for damages;

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adversely affect the market’s perception of the security offered by our product, resulting in a lack of demand for our products; or,

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require us to make significant expenditures of capital or other resources to alleviate the problem.

Our license agreements may not be adequate to limit our liability.  A large number of claims by our customers could subject us to significant liability as well as limit the demand for our solutions and products.  In most cases our license and support agreements attempt to limit our liability to the total amount of the licensing and support fees paid during the twelve-month period preceding an alleged error in or failure of our software.  This contractual provision may not always be enforceable.  Courts have held that contractual limitations on liability of this type, or the “shrink-wrap licenses” in which they are sometimes embodied, are unenforceable because the licensee does not sign them.  If these contract provisions limiting our liability are not enforceable, we could be obligated to pay significant damages resulting from customer claims.

If computer hackers find ways to circumvent our products, our products would not perform their essential function.  Any compromise of the security offered by our products, in a single incident or a series of incidents, would make our products less attractive to our customers.  Software error or failure may result from a hacker seeking unauthorized access to a computer network.  The methods used by hackers are evolving rapidly and generally are not recognized until they are launched against one or more systems.  We are unable to anticipate hackers’ tactics.  The publicity surrounding any security breaches could adversely affect the public perception of the security offered by our authentication and authorization products and make it more difficult for us to sell our products.

Technical advances in the information security market may make our products obsolete.  Our products are based on public key infrastructure based security (also known as PKI based security) and identity management technology and depend in part on the application of certain mathematical principles forming the basis of the encryption technology that we license and embed in our products.  Any significant advance in techniques for decoding or cracking encrypted computer information could render our products obsolete or unmarketable.

Our PKI products use algorithms, or mathematical formulae, to encrypt and secure information.  The security afforded by our products is predicated on the assumption that these mathematical formulae are very difficult to solve.  This assumption is based on the fact that years of theoretical and empirical research by leading mathematicians have not resulted in any efficient solutions to these problems.  There can be no assurance, however, that future research will not uncover efficient solutions to these problems.

Also, even if no breakthrough in solving these problems is discovered, they may eventually be solved by computer systems having sufficient speed and power.  If improved techniques for decoding encrypted information are developed or made possible by the increased availability of powerful computing resources, our products could be rendered obsolete.

We might not be able to enforce our intellectual property rights.  Our success depends significantly upon our proprietary technology, and our means of protecting our proprietary and intellectual property rights may not be adequate.  We rely on a combination of patent and trademark laws, trade secrets, confidentiality agreements and contractual provisions to protect our proprietary rights.  We have two U.S. patents, which will be in effect until August 22, 2017, and three patents granted in Israel in effect until 2017 and 2021, as well as 13 applications pending in Israel, the U.S. and Canada.  We cannot provide assurance that any of our applications will be approved, that any new patents will be issued, that we will develop proprietary products or technologies that are subject to patent protection, that any issued patent will provide us with any competitive advantages or will not be challenged by third parties.  Furthermore, we cannot provide assurance that the patents of others will not have a material adverse effect on our business and operating results.  There is also a risk that our competitors will independently develop similar technology, duplicate our products or design around our patents or other intellectual property rights.

If our technology or products were determined to infringe upon the rights of others, we would be required to obtain licenses to use that technology.  If we are not able to obtain a license in a timely manner on acceptable terms or at all, we may have to stop producing our product until we can develop an alternative that does not infringe the rights of others.

Patent disputes are common in technology-related industries.  We cannot provide any assurance that we will have the financial resources to enforce or defend a patent infringement or proprietary rights action.  As the number of products and competitors in our target markets grows, the likelihood of infringement claims also increases.  Any claims or litigation may be time-consuming and costly, cause product shipment delays or require us to redesign our product or require us to enter into royalty or licensing agreements.  Any of these events could have a material adverse effect on our business and operating results.  Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to use our proprietary information and software.  In addition, the laws of some foreign countries do not protect proprietary and intellectual property rights to as great an extent as do the laws of Canada and the U.S.

Changes in the export regulation of encryption-based technologies may restrict our ability to sell or license our products.  Our products are subject to export controls under Canadian and U.S. laws and regulations.  These laws and regulations may be revised from time to time in ways that may materially and adversely affect our ability to sell our products abroad or to make products available for sale or license via international computer networks such as the Internet, although pursuant to an international treaty, a number of countries have relaxed, or are in the process of relaxing, their export rules as applicable to products of the type licensed by us.  Canadian and U.S. government controls on the export of encryption technologies which we license from third parties and which are embedded in our products may, if subject to revision, be amended and subsequently restrict our ability to freely export our products.  As a result, foreign competitors subject to less stringent export controls on their products may be able to compete more effectively than we can in the global information and computer security market.

Our articles of incorporation authorize us to issue an unlimited number of common shares, which could result in dilution to our shareholders.  Subject to regulatory and/or shareholder approval, shareholders may experience dilution or limitations in takeover attempts because our articles of incorporation allow us to issue an unlimited number of common shares.  Our shareholders have no right to purchase additional common shares when we issue new shares.  As of December 31, 2004, we had 19,157,941 common shares issued and outstanding.

We have limited financial resources.  Our ability to continue operations during the next fiscal year may be dependent on our ability to obtain additional financing.  Although we have made progress in developing our solutions and have completed initial consumer deployments, our revenue from operations is not sufficient to cover our operating expenses at present and is unlikely to be sufficient within fiscal 2005.  We have obtained funding for operations from private equity placements in the past, but there is no assurance we will be able to do so again in the near future despite the progress of the business.  In December 2004 we completed a private placement with the issuance of 6,625,000 common shares at a price of $0.40 per common share for gross proceeds of $2,650,000 to us.  In January 2004 we completed a private placement through the issuance of 1,000,000 common shares and 1,100,000 common share purchase warrants.  We received gross proceeds of $2,000,000 in the transaction.  The warrants were comprised of 500,000 warrants exercisable at $2.00 and 250,000 at $2.05 and 350,000 at $0.60.  Each warrant entitles the holder thereof to acquire one common share for a period of three years.  In June 2003 we completed a private placement with the issuance of 5,000,000 common shares at a price of $0.62 per common share for gross proceeds of $3,100,000 to us.  In April 2002, we completed a private placement with the issuance of 518,671 units at a price of $6.00 per unit for gross proceeds of $3,112,022 to the us.  Each unit is comprised of one (1) common share and three-quarters (3/4) of one common share purchase warrant (each whole warrant, a “Warrant”).  Each Warrant will entitle the holder thereof to acquire one (1) common share at a price of $7.20 per common share for a period of up to three years from April 4, 2002.  There is no assurance we will be able to obtain further placements in the near future despite the progress of the business.  As well, the terms of new capital, if any, may materially dilute existing shareholders.  Our failure to either raise capital when needed or to generate revenues would leave us with insufficient resources to continue our business.

If our common shares should become ineligible for continued quotation on the OTC BB or a public trading market does not continue for any reason, holders of our common shares may have difficulty selling their shares. Our common shares became ineligible for continued quotation on the NASDAQ SmallCap Market and are now trading on the Over the Counter Bulletin Board; therefore holders of our common shares may have difficulty selling their shares.  Our common shares were quoted on the NASDAQ SmallCap Market from June 1995 through late April 2003.

Our common shares may continue to be penny stock, which may adversely affect the liquidity of our common shares.  The United States Securities and Exchange Commission has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less than $5.00 per share, subject to certain exceptions.  Our common shares are currently penny stock.

Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks.

The liquidity of our common shares may be materially and adversely affected if our common shares continue to be penny stock due to the administration requirements imposed by these rules.

It may be difficult for our shareholders to enforce civil liabilities under the U.S. federal securities laws because we are incorporated in Canada.  We are incorporated under Canadian law and the majority of our directors and executive officers are Canadian citizens or residents.  All, or a substantial portion, of these persons’ assets and substantially all of our assets are located outside the U.S.  As a result, it may not be possible for investors to effect service of process within the U.S. upon those persons or Diversinet or to enforce against them judgments of U.S. courts predicated upon civil liabilities under U.S. federal or state securities laws.  Also, there is uncertainty as to the enforceability in Canada, in original actions or in actions for enforcement of judgments of the U.S. courts, of civil liabilities predicated upon U.S. federal or state securities laws.

We may be treated as a passive foreign investment company, which would have adverse tax consequences for our U.S. shareholders.  We may be treated as a passive foreign investment company, or a PFIC.  While we do not believe that we should be treated as a PFIC, whether we are treated as a PFIC depends on questions of fact concerning our assets and revenues.  Accordingly, we cannot assure you that we will not be treated as a PFIC.  If we were to be treated as a PFIC, there could be material adverse tax consequences to U.S. holders of our common shares.   See “United States Federal Income Tax Consequences” beginning on page 27.

INFORMATION ABOUT THE OFFERING

The Offering

Certain of our shareholders are offering the following securities for sale under this prospectus:

•

6,925,000 common shares, and

•

458,000 common shares issuable upon the exercise of the warrants.

There are a total of 7,383,000 common shares issued and common shares issuable pursuant to this registration statement.

We are not offering or selling any securities under this prospectus and will not receive any proceeds from the sale of the selling shareholder’s securities.  We may receive up to $199,000 upon the exercise of the warrants.  However, we will pay all costs associated with this prospectus.

CAPITALIZATION AND INDEBTEDNESS

The following unaudited table sets forth, on a Canadian GAAP basis, our capitalization and indebtedness, as of September 30, 2004, and as adjusted to give effect to the sale of 6,625,000 common shares to the selling shareholders on December 20, 2004 for gross proceeds of $2,650,000.  No adjustment has been made for actual or estimated costs we may incur with respect to this offering.

	As of September 30, 2004
	Actual	Adjusted

Cash, cash equivalents and short term investments	$972,340	$3,622,340

Current portion of promissory note and notes payable	7,674	7,674

Shareholders’ Equity
Share capital	51,508,222	54,158,222
Cumulative translation adjustment	(1,520,721)	(1,520,721)
Share purchase warrants	1,467,972	1,467,972
Contributed surplus	681,545	681,545
Retained earnings (deficit)	(45,019,243)	(45,019,243)
Total Shareholders’ Equity	$7,117,775	$9,767,775

PRICE HISTORY

The following table sets forth the range of high and low closing sale prices for our common shares for the periods indicated, as reported by the Nasdaq SmallCap Market and the Over the Counter Bulletin Board.  Our common shares were quoted on the NASDAQ SmallCap Market from June 1995 through late April 2003 and on the Over the Counter Bulletin Board from late April 2003 to present.  On January 28, 2003, the Company implemented a 1 for 10 reverse stock split that was approved by its shareholders at the Company’s Annual and Special Meeting of Shareholders on January 22, 2003.  The share data has been adjusted for this reverse stock split.

	High	Low
Fiscal year ended
December 31, 2000	449.37	17.81
December 31, 2001	36.20	10.00
December 31, 2002	12.50	2.20
December 31, 2003	6.30	0.48
December 31, 2004	2.53	0.34

Fiscal year ended December 31, 2003
First Quarter	4.00	1.12
Second Quarter	1.99	0.48
Third Quarter	5.55	1.15
Fourth Quarter	6.30	1.82

Fiscal year ended December 31, 2004
First Quarter	2.53	1.72
Second Quarter	1.90	1.28
Third Quarter	1.24	0.37
Fourth Quarter	0.95	0.34

July 2004	1.24	0.69
August 2004	0.69	0.42
September 2004	0.58	0.37
October 2004	0.56	0.46
November 2004	0.51	0.34
December 2004	0.95	0.45

NOTICE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated in it by reference contain forward-looking statements which involve known and unknown risks and uncertainties.  We include this notice for the express purpose of permitting us to obtain the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.  Examples of forward-looking statements include: projections of capital expenditures, competitive pressures, revenues, growth prospects, product development, financial resources and other financial matters.  You can identify these and other forward-looking statements by the use of words such as “may”, “will”, “should”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “intends”, “potential” or the negative of such terms, or other comparable terminology.

Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain.  Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors: and certain other matters discussed in this prospectus, the documents incorporated by reference in this prospectus, and other publicly available sources.  Such factors and many other factors beyond the control of our management could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds when the selling shareholders sell their common shares.  The $199,000 in gross proceeds that we may receive upon the exercise of 458,000 warrants will be used for continued sales efforts, general operations and general working capital purposes.  We will pay all costs of this prospectus.

SELLING SHAREHOLDERS

The table below sets forth the names of the selling shareholders; the number of common shares beneficially owned by the selling shareholders, as of January 21, 2005, the percentage of our outstanding common shares beneficially owned by each of the selling shareholders as of January 21, 2005, the number of common shares that each selling shareholder may offer under this prospectus, are the number of common shares that each selling shareholder will beneficially own assuming the sale of all of the common shares covered by this prospectus.

Except as noted below, none of these selling shareholders has held any position or office or had a material relationship with us or any of our affiliates within the past three years, other than as a result of the ownership of our ordinary shares.

The selling shareholders acquired their shares in one of the following transactions.

TRANSACTION	SHARES	SHARES ISSUABLE UPON WARRANT EXERCISE
December 2004 Private Placement	6,625,000	-
Wigdale Consulting	300,000	300,000
Red Dawg Holdings Consulting	-	38,000
1529531 Ontario Inc. Consulting	-	100,000
2028005 Ontario Inc. Consulting	-	20,000
Shares subject to this registration statement	6,925,000	458,000

	Common shares beneficially owned prior to this offering		Common shares offered	Common shares beneficially owned after this offering
		Percent of total shares outstanding	Pursuant to this prospectus		Percent of total shares outstanding

Name of Beneficial Owner	Number			Number
Nagy Moustafa (1)	440,300	2%	375,000	65,300	*
78 Forester Crescent
Unionville, Ontario L6C 1V3
Mark Steinman (2)	125,000	*	125,000	-	*
29 Woodthrush Court
Toronto, Ontario M2K 2A9
Keith Powell (3)	103,455	*	103,455	-	*
4243 BridlePath Trail
Mississauga, Ontario L5L 3K3
Hussam Mahgoub	26,000	*	25,000	1,000	*
20 Harding Blvd West, Unit 1007
Richmond Hill, Ontario L4C 9S4
Salah Machani	3,750	*	3,750	-	*
7 Bishop Avenue, Unit 1517
Toronto, Ontario M2M 4J4
Stuart Vaeth	60,000	*	60,000	-	*
40 Wainwright Road
Winchester, MA 01890-2367
Syma Kamran	350,000	2%	350,000	-	*
310 Brookside Road
Richmond Hill, Ontario L4C 0K8
Mobyle Inc. (4)	150,000	*	150,000	-	*
250 West Beaver Creek
Richmond Hill, Ontario L4C 3K1
J. Graeme MacLetchie III	579,075	3%	250,000	329,075	2%
1 Dunham Place
Irvington, NY 10533
Rubsun Ho	175,000	*	175,000	-	*
44 Glen Road
Toronto, Ontario M4W 2V1
James and Elizabeth Groninger	75,000	*	75,000	-	*
1711 Park Avenue
Richmond VA 23220
James Groninger	417,279	2%	75,000	342,279	2%
P.O. Box 4944
Richmond VA 23220
Joseph Klein III	193,909	1%	150,000	43,909	*
1724 Hillside Road
Stevenson, MD 21153
Thomas J. Cain	280,000	1%	100,000	180,000	*
103 Penshurst Road
Richmond, VA 23221
Raymond H. Welsh	143,000	*	125,000	18,000	*
518 Mulberry Lane
Haverford, PA 19041
John J.F. Sherrerd	375,000	2%	375,000	-	*
621 Carisbrooke Road
Bryn Mawr, PA 19010
Michael Malouf	75,000	*	75,000	-	*
55 Garfield Road
Concord, MA 01742
Gary Sweeney	125,000	*	125,000	-	*
8275 Allen Lane
Fox Point, WI 53217
Douglas Martin Baker Jr.	125,000	*	125,000	-	*
4613 Edina Blvd
Edina, MN 55424
John A. Mahoney	125,000	*	125,000	-	*
8127 N. Gray Log Lane
Fox Point, WI 53217
Lakefront Partners, LLC (5)	2,536,545	13%	1,037,795	1,498,750	8%
205 E. Wisconsin Avenue, Suite 220
Milwaukee, WI 53202
Calm Waters Partnership C/O Baraboo Growth LLC (6)	745,000	4%	745,000	-	*
115 S. 84th Street, Suite 200
Milwaukee, WI 53214
MicroCapital Fund LP (7)	800,000	4%	800,000	-	*
201 Post Street, Suite 1001
San Francisco, CA 94108
MicroCapital Fund Ltd. (8)	450,000	2%	450,000	-	*
201 Post Street, Suite 1001
San Francisco, CA 94108
Avocet Capital Management (9)	825,000	4%	625,000	200,000	1%
3109 E. Slaughter Lane
Austin, TX 78748
James B. Wigdale, Jr. (10)	1,700,000	9%	600,000	1,100,000	6%
205 E. Wisconsin Avenue, Suite 220
Milwaukee, WI 53202
Red Dawg Holding Incorporated (11)	38,000	*	38,000	-	*
20 Rogate Place
Toronto, Ontario M1M 3C3
1529531 Ontario Inc. (12)	100,000	*	100,000	-	*
310 Brookside Road
Richmond Hill, Ontario L4C 0K8
2028005 Ontario Inc. (13)	20,000	*	20,000	-	*
44 Glen Road
Toronto, Ontario, M4W 2V1
			7,383,000

* indicates less than one percent (1%)

We will not receive any proceeds from the sale of the securities by the selling securityholders.

(1)

Mr. Moustafa is Diversinet’s Chief Executive Officer and Board member.

(2)

Mr. Steinman is Diversinet’s Chairman.

(3)

Mr. Powell is a Diversinet Board member.

(4)

Mr. Kashif Hassan and Mr. Michael O’Farrell have voting or investment control.

(5)

Mr. James Wigdale, Jr. has voting or investment control.  Includes 18,750 shares subject to outstanding warrants.

(6)

Mr. Richard S. Strong has voting or investment control.

(7)

Mr. Christopher P. Swenson has voting or investment control.

(8)

Mr. Christopher P. Swenson has voting or investment control.

(9)

Mr. Jim Boucherat has voting or investment control.

(10)

Includes 1,400,000 shares subject to outstanding warrants.  Excludes shares owned by Lakefront Partners, LLC.

(11)

Includes 38,000 shares subject to outstanding warrants. Mr. Michael O’Farrell has voting or investment control.

(12)

Includes 100,000 shares subject to outstanding warrants. Mr. Kashif Hassan has voting or investment control.

(13)

Includes 20,000 shares subject to outstanding warrants. Mr. Rubsun Ho has voting or investment control.

#

PLAN OF DISTRIBUTION

We are registering the common shares offered hereby on behalf of the selling shareholders.  As used herein, “selling shareholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a named selling shareholder as a gift, pledge, partnership distribution or other transfer.  All costs, expenses and fees in connection with the registration of the shares offered by this prospectus will be borne by the Company, other than brokerage commissions and similar selling expenses, if any, attributable to the sale of shares offered hereby which will be borne by the selling shareholders.  Sales of the shares offered hereby may be effected by selling shareholders from time to time in one or more types of transactions (which may include block transactions) on the Over the Counter Bulletin Board at prevailing market prices, in the over-the-counter market, in negotiated transactions, through publicly or privately negotiated put or call options transactions relating to the shares offered hereby, through short sales of the shares offered hereby (including the closing of any open short position), or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices.  Such transactions may or may not involve brokers or dealers.  The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the shares offered hereby by the selling shareholders.

The selling shareholders may enter into hedging transactions with regard to the shares offered hereby.  In connection with such transactions the counter parties to such transactions may engage in short sales of the shares offered hereby or of securities convertible into or exchangeable for such shares in the course of hedging positions they assume with selling shareholders.  The selling shareholders may also enter into other transactions which require the delivery of the shares offered by this prospectus, which shares such counter parties may resell pursuant to this prospectus (as amended or supplemented, if necessary, to reflect such transaction).

The selling shareholders may effect these transactions by selling the shares offered hereby directly to purchasers or to or through broker-dealers, which may act as agents or principals.  Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary brokerage commissions).

The selling shareholders and any broker-dealers that act in connection with the sale of the shares offered herein might may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares offered herein sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.  We have agreed to indemnify each selling shareholder against certain liabilities, including liabilities arising under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares offered hereby against certain liabilities, including liabilities arising under the Securities Act.

Because selling shareholders may be deemed to be “underwriters” within the meaning of  Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act.  We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

Selling shareholders also may resell all or a portion of the shares offered hereby in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144 or another exemption under the Securities Act.

Upon our being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•

the name of each such selling shareholder and of the participating broker-dealer(s);

•

the number of shares involved;

•

the initial price at which such shares were sold;

•

the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•

that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•

other facts material to the transaction.

We will pay all of the costs of qualifying these securities under federal and state securities laws, including legal and accounting fees, as well as printing and other related costs.

RECENT DEVELOPMENTS

The following summarizes recent material events relating to our business, including material changes in our affairs that have occurred since December 31, 2003, the end of the most recent fiscal year for which audited financial statements are incorporated by reference in the registration statement of which this prospectus is a part.  This discussion should be read in conjunction with the other information included in this prospectus, including “Risk Factors” beginning on page 5.  You should also refer to the information contained in the documents incorporated herein by reference, including our Annual Report on Form 20-F for the year ended December 31, 2003 and the audited financial statements contained therein, together with our first quarter results on Form 6-K dated May 12, 2004, our second quarter results on Form 6-K dated August 12, 2004 and our third quarter results on Form 6-K dated November 9, 2004.

December 2004 Private Placement

Issuance of 6,625,000 common shares and for gross proceeds of $2,650,000.

On December 20, 2004, we completed a private placement of 6,625,000 common shares for gross proceeds of $2,650,000.  This transaction was effected as a private placement in accordance with Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.  We will use the net proceeds of that private placement for ongoing sales operations, working capital purposes, to continue our research and development activities and for general corporate purposes.

We agreed to file the registration statement to register the shares issued pursuant to this private placement no later than February 28, 2005.

Lakefront Partners, LLC and James B. Wigdale, Jr. acquired 1,000,000 common shares and 1,100,000 common share purchase warrants as part of our January 2004 private placement.  Furthermore, Lakefront Partners, LLC acquired 80,000 common shares and 18,750 common share purchase warrants as part of our April 2002 private placement.

Wigdale consultant agreement

Issuance of 300,000 common shares and 300,000 common share purchase warrants.

On December 20, 2004, we amended an agreement with James B. Wigdale, Jr. to provide investor relations services.  In consideration for the services to be rendered in accordance with the agreement, in January 2005, we issued 300,000 common shares and a three-year warrant terminating on December 19, 2007 to purchase up to 300,000 of our common shares at $0.40 per share in regards to partial compensation payable by us for these services.  We furthermore, repriced 350,000 existing share purchase warrants vesting on January 15, 2005 and exercisable at a price of $2.05 to $0.60.

Red Dawg consultant agreement

Issuance of 38,000 common share purchase warrants issuable upon the exercise of warrants.

On September 20, 2004, we entered into an agreement with Red Dawg Holdings Incorporated to provide internal corporate marketing providing development and support for the marketing and sales message.  In consideration for the services to be rendered in accordance with the agreement, we issued a share purchase warrant terminating on December 31, 2005 to purchase up to 38,000 of our common shares at $0.50 per share in regards to the compensation payable by us for these services.

1529531 Ontario Inc. consultant agreement

Issuance of 100,000 common share purchase warrants issuable upon the exercise of warrants.

On September 20, 2004, we entered into an agreement with 1529531 Ontario Inc. to provide internal corporate sales providing development and support for the sales message and strategy.  In consideration for the services to be rendered in accordance with the agreement, we issued a share purchase warrant terminating on December 31, 2005 to purchase up to 100,000 of our common shares at $0.50 per share in regards to the compensation payable by us for these services.

2028005 Ontario Inc. consultant agreement

Issuance of 20,000 common share purchase warrants issuable upon the exercise of warrants.

On September 22, 2004, we entered into an agreement with 2028005 Ontario Inc. to provide internal legal services.  In part consideration for the services to be rendered in accordance with the agreement, we issued a share purchase warrant terminating on December 31, 2005 to purchase up to 20,000 of our common shares at $0.50 per share in regards to the compensation payable by us for these services.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of material United States Federal income tax consequences generally applicable to a U.S. Holder (as defined below) of our common shares as well as certain Canadian federal income tax requirements applicable to shareholders who are not resident of Canada.  This discussion does not address all potentially relevant Federal income tax matters and it does not address consequences peculiar to persons subject to special provisions of Federal income tax law, such as, for example, tax-exempt organizations, qualified retirement plans, persons subject to alternative minimum tax, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, broker-dealers, non-resident alien individuals or foreign corporations whose ownership of our common shares is not effectively connected with the conduct of a trade or business in the United States and shareholders who acquired their shares through the exercise of employee share options or otherwise as compensation.  In addition, this discussion only applies to common shares held by U.S. Holders as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, and does not cover any state, local or foreign tax consequences.

The following discussion is based upon the sections of the Internal Revenue Code, Treasury Regulations, published Internal Revenue Service rulings, published administrative positions of the Internal Revenue Service and court decisions that are currently applicable, any or all of which could be materially and adversely changed, possibly on a retroactive basis, at any time.  The following discussion is for general information only and is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of our common shares and no opinion or representation with respect to the United States Federal income tax consequences to any such holder or prospective holder is made. Accordingly, holders and prospective holders of our common shares should consult their own tax advisors about the federal, state, local, and foreign tax consequences of purchasing, owning and disposing of our common shares.

Passive Foreign Investment Company

As stated above, we believe that we will not be treated as a passive foreign investment company (“PFIC”), as defined in Section 1297 of the Internal Revenue Code, for our fiscal years 2003 or 2004.

United States income tax legislation contains rules governing PFIC’s, that can have significant tax effects on U.S. Holders of foreign corporations. These rules do not apply to non-U.S. Holders.  Section 1297 of the Internal Revenue Code defines a PFIC as a corporation that is not formed in the United States and, for any taxable year, either (i) 75% or more of its gross income is “passive income”, which includes interest, dividends and some types of rents and royalties or (ii) the average percentage, by fair market value (or, if the company is a controlled foreign corporation or makes an election, by adjusted tax basis), of its assets that produce or are held for the production of “passive income” is 50% or more.  Based on these tests we do not meet the definition of a PFIC in 1999, 2000 or 2001.

An U.S. Holder who holds shares in a foreign corporation during any year in which such corporation qualifies as a PFIC is subject to U.S. Federal income taxation under alternative tax regimes, depending upon whether such U.S. Holder makes elections.  The following is a discussion of these alternative tax regimes as applicable to our U.S. Holders.

A U.S. Holder of a PFIC who does not make either of the elections described below (a “Non-electing U.S. Holder”) is subject to special taxation rules under Section 1291 of the Internal Revenue Code with respect to (i) gains realized on the disposition (or deemed to be realized by reason of a pledge) of his/her common shares and (ii) excess distributions by us, defined as any distribution received by a U.S. Holder from a PFIC in a taxable year that is greater than 125% of the average distributions received by the U.S. Holder in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for the shares.

A Non-electing U.S. Holder generally would be required to include in income pro rata all gains realized on the disposition of his/her common shares and all excess distributions over the entire holding period for the PFIC common shares.  All gains or excess distributions allocated to prior years of the U.S. Holder (other than years prior to the first taxable year of the company during such U.S. Holder’s holding period and beginning after January 1, 1987 for which it was a PFIC) would be taxed at the highest tax rate for each such prior year applicable to ordinary income.  The Non-electing U.S. Holder also would be liable for interest on the foregoing tax liability for each such prior year calculated as if such liability had been due with respect to each such prior year.  A Non-electing U.S. Holder that is not a corporation must treat this interest charge as “personal interest” which, as discussed above, is partially or wholly non-deductible.  The balance of the gain or the excess distribution will be treated as ordinary income in the year of the disposition or distribution, and no interest charge will be incurred with respect to such balance.

If we are a PFIC for any taxable year during which a Non-electing U.S. Holder holds common shares, then we will continue to be treated as a PFIC with respect to such common shares, even if we are no longer a PFIC as defined above.  A Non-electing U.S. Holder may terminate this deemed PFIC status by electing to recognize a gain (which will be taxed under the rules discussed above for Non-electing U.S. Holders) as if such common shares had been sold on the last day of the last taxable year for which it was a PFIC.

Under Section 1291(f) of the Internal Revenue Code, the Department of the Treasury has issued proposed regulations that would treat as taxable transfers of PFIC shares by Non-electing U.S. Holders that are generally not otherwise taxed, such as gifts, exchanges pursuant to corporate reorganizations, and transfers at death.  Special, generally adverse, rules will apply with respect to the common shares while the company is a PFIC. For example under Section 1298(b)(6) of the Internal Revenue Code, a U.S. Holder who uses PFIC shares as security for a loan (including a margin loan) will, except as may be provided in regulations, be treated as having made a taxable disposition of such shares.

Alternatively, if we are a PFIC, an U.S. Holder (an “Electing U.S. Holder”) who owns common shares is permitted generally to elect out of the tax treatment discussed above, if an U.S. Holder makes a mark-to-market election with respect to common shares.  Under such election, an Electing U.S. Holder would generally recognize as ordinary income for each taxable year an amount equal to the excess, if any, of the fair market value of common shares as of the close of the taxable year over the Electing U.S. Holder’s adjusted tax basis in such shares.  An Electing U.S. Holder would generally be allowed an ordinary deduction (to the extent of any net mark-to-market gains recognized for prior taxable years) for the excess, if any, of the adjusted tax basis of the common shares over their fair market value as of the close of the taxable year.  An Electing U.S. Holder’s adjusted tax basis of the common shares would generally be adjusted to reflect the amounts included or deducted under the mark-to-market election.  Additionally, any gain on the actual sale or other disposition of the common shares generally will be treated as ordinary income.  Ordinary loss treatment also would generally apply to any loss realized on the actual sale or other disposition of the common shares to the extent that the amount of such loss did not exceed the net mark-to-market gains previously included with respect to such shares.  An election to mark to market would generally apply to the taxable year made and all subsequent taxable years.  A mark-to-market election is subject to complex and specific rules and requirements, and U.S. Holders are strongly urged to consult their tax advisors concerning such election if the company is classified as a PFIC.

Finally, an U.S. Holder who elects in a timely manner to treat us as a “qualified electing fund” (a “QEF”) as defined in the Internal Revenue Code would be subject to another set of special rules different from those described above.  Although a QEF election may be beneficial to some U.S. Holders depending upon their particular tax situations, it requires us to make information available to such holders, and we do not intend to make such information available even if it is classified as a PFIC.  Accordingly, the QEF election will not be available to U.S. Holders.

The foregoing discussion is based on existing provisions of the Internal Revenue Code, existing and proposed regulations thereunder, and current administrative ruling and court decisions, all of which are subject to change. Any such change could affect the validity of this discussion. In addition, the implementation of aspects of the PFIC rules requires the issuance of regulations which in many instances have not been promulgated and which may have retroactive effect. There can be no certainty that any of these proposed regulations will be enacted or promulgated and if so, the form they will take or the effect that they may have on this discussion. Accordingly, and due to the complexity of the PFIC rules, U.S. Holders who are shareholders of Diversinet are strongly urged to consult their own tax advisors concerning the impact of these rules on their investment in us.

OFFERING EXPENSES

We will bear all costs, expenses and fees in connection with the registration of the shares offered by this prospectus. The selling shareholders will bear brokerage commissions and similar selling expenses, if any, attributable to the sale of share, as well as any fees and disbursements of counsel to the selling shareholders.

The expenses of this offering which we will be pay are estimated, in U.S. dollars, to be as follows:

SEC Registration Fee Legal Services Accounting Miscellaneous Total	750 40,000 10,000 14,250 $65,000

EXPERTS

Our consolidated financial statements as at December 31, 2003, October 31, 2003 and 2002 and for each of the years in the three-year period ended October 31, 2003, and the fourteen month period ended December 31, 2003 have been incorporated by reference herein and in the Registration Statement in reliance on the report of KPMG LLP, independent accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.  The audit report of KPMG LLP covering the December 31, 2003 consolidated financial statements contains additional comments for U.S. readers that states that conditions and events exist that cast substantial doubt on our ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

Certain legal matters in connection with the registration of the common shares hereunder with respect to Canadian law will be passed upon for us by Lang Michener of Toronto, Ontario, our Canadian counsel.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is a part of a registration statement on Form F-3, which we filed with the Securities and Exchange Commission under the Securities Act of 1933.  As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules thereto.  As such we make reference in this prospectus to the registration statement and to the exhibits and schedules thereto.  For further information about us and about the securities we hereby offer, you should consult the registration statement and the exhibits and schedules thereto.  You should be aware that statements contained in this prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed.  Each such statement is qualified in its entirety by such reference.

We file annual and special reports and other information with the Securities and Exchange Commission (Commission File Number 0000918387).  These filings contain important information which does not appear in this prospectus.  For further information about us, you may read and copy these filings at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.  You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330, and may obtain copies of our filings from the public reference room by calling (202) 942-8090.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC.  We are incorporating by reference in this prospectus the documents listed below:

(a)

Our Report on Form 6-K dated December 20, 2004;

(b)

Our Report on Form 6-K dated November 9, 2004;

(c)

Our Report on Form 6-K dated August 12, 2004;

(d)

Our Report on Form 6-K dated May 12, 2004;

(e)

Our Annual Report on Form 20-F dated April 15, 2004; and,

(f)

The description of our securities contained in our Registration Statement under Section 12 of the Securities Exchange Act of 1934, as amended, of which this prospectus is a part and any and all amendments and reports filed for the purpose of updating such description.

All documents which we file with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act after the date of this prospectus and before the expiration or termination of this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents.  Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference.  Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We shall provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents.  Please direct your written or telephone requests to Diversinet Corp., 2225 Sheppard Avenue East, Suite 1801, Toronto, Ontario, M2J 5C2 Canada, Attn: David Hackett, Chief Financial Officer, telephone number (416) 756-2324.  You may also obtain information about us by visiting our website at www.diversinet.com.  Information contained in our website is not part of this prospectus.

We are a Canadian company and are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934.  As a result, (1) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (2) transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act, and (3) until November 4, 2002, we were not required to make, and did not make, its SEC filings electronically, so that those filings are not available on the SEC’s Web site.  However, since that date, we have been making all filings with the SEC electronically, and these filings are available over the Internet at the SEC’s Web site at www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

As described in the registration statement of which this prospectus forms a part, our articles of association and certain provisions of Canadian law contain provisions relating to the ability of our officers and directors to be indemnified by us for costs, charges, expenses, losses and other liabilities which are sustained or incurred in the performance of the officer’s or director’s duties for us. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the charter provision, by-law, contract, arrangements, statute or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ENFORCEABILITY OF CIVIL LIABILITIES

Service of process upon us and upon our directors and officers and the Canadian experts named in this prospectus, most of whom reside outside the U.S., may be difficult to obtain within the U.S.  Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the U.S., any judgment obtained in the U.S. against us or any of our directors and officers may not be collectible within the U.S.

___________

You should rely only on the information contained in this prospectus or that to which we have referred you.  We have not authorized anyone to provide you with information that is different.  This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful.  Our business may change after the date of this prospectus.  Delivery of this document and any sale of securities made hereunder does not mean otherwise.

TABLE OF CONTENTS

Page

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DIVERSINET CORP.

7,383,000 common shares

PROSPECTUS

References in this prospectus to “Diversinet” mean Diversinet Corp., and references to “we”, “us”, and “our” refer to Diversinet Corp. unless the context otherwise indicates.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers

Under the Business Corporations Act (Ontario) (the “Act”), Diversinet may indemnify a present or former director or officer or a person who acts or acted at Diversinet’s request as a director or officer of another corporation of which Diversinet is or was a shareholder or creditor and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been such a director or officer if the director or officer acted honestly and in good faith with a view to the best interests of Diversinet and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful.  Such indemnification may be made in connection with an action by or on behalf of Diversinet or such other corporation only with court approval.  A director or officer is entitled to indemnification from Diversinet as a matter of right in respects of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative proceeding to which he is a party by reason of being or having been a director or officer of such corporation if he was substantially successful on the merits and fulfilled the conditions set forth above.

The by-laws of Diversinet provide that each director, each officer, each former director, each former officer and each person who acts or acted at Diversinet’s request as a director or officer of a body corporate of which Diversinet is or was a shareholder or creditor, and his heirs and legal representatives shall be indemnified and saved harmless by Diversinet from and against all costs, charges and expenses, including without limitation, each amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which his is made a party by reason or being or having been a director or officer of Diversinet or such body corporation, if he acted honestly and in good faith with a view to Diversinet’s best interests and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty he had reasonable grounds for believing his conduct was lawful.  In certain circumstances Diversinet has provided its Directors or its subsidiaries’ Directors with a written indemnification confirming the indemnification available under its by-laws.

Diversinet currently maintains directors’ and officers’ liability insurance, which, subject to the provisions contained in the policy, protects the directors and officers, as such, against all claims during the term of their office provided they acted honestly and in good faith with a view to the best interests of Diversinet.  Such insurance provides for an aggregate of $5,000,000 annual protection against liability for and reimbursement of amounts paid.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is therefore unenforceable.

Item 9.  Exhibits

Exhibit No.	Exhibits
41.	Form of Stock Purchase Agreement for the December 20, 2004 private placement
4.2	Form of Stock Purchase Agreement for the January 20, 2004 private placement.[1] Previously filed with Registration Statement on Form F-3 filed April 16, 2003
4.3	Form of Stock Purchase Agreement for the June 23, 2003 private placement.[2] Previously filed with Registration Statement on Form F-3 filed July 22, 2003
4.3	Form of Warrant for purchase of shares for the June 23, 2003 private placement. [2]
23.1	Consent of KPMG LLP.

Item 10.  Undertakings

Paragraph designations correspond to designations in Regulation S-K, Item 512.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended that are incorporated by reference in the Form F-3.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to section 13(a) of section 15(d) of the Securities Exchange Act of 1934, as amended (and where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expense incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

#

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada on January 21, 2005.

DIVERSINET CORP.

By:

/s/ David Hackett

David Hackett, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stanley Beck Stanley Beck	Director	January 21, 2005
/s/ Keith Powell Keith Powell	Director	January 21, 2005
/s/ Nagy Moustafa Nagy Moustafa	Chief Executive Officer and Director	January 21, 2005
/s/ Charles Shiu Charles Shiu	Director	January 21, 2005
/s/ Mark Steinman Mark Steinman	Director	January 21, 2005
/s/ Charles Walton Charles Walton	Director	January 21, 2005
/s/ James B. Wigdale James B. Wigdale	Director	January 21, 2005
/s/ Nagy Moustafa Nagy Moustafa	Authorized United States Representative, CEO of Diversinet Corporation of America, a Delaware corporation and wholly owned subsidiary of the Registrant	January 21, 2005
/s/ David Hackett David Hackett	Chief Financial Officer	January 21, 2005

#

EXHIBIT INDEX

Exhibit No.	Exhibit
4.1	Form of Stock Purchase Agreement for the December 20, 2004 private placement
4.2	Form of Stock Purchase Agreement for the January 20, 2004 private placement.[3]
4.3	Form of Stock Purchase Agreement for the June 23, 2003 private placement.[4]
4.4	Form of Warrant for purchase of shares for the June 23, 2003 private placement. [2]
4.5	Reconciliation of Canadian and US Generally Accepted Accounting Principles
23.1	Consent of KPMG LLP.

#

EXHIBIT 4.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is made as of the 9th of December 2004, by and between Diversinet Corp. (the “Company”), a corporation organized under the laws of the province of Ontario, Canada, with its principal offices at 2225 Sheppard Avenue East, Suite 1801, Toronto, Ontario, M2J 5C2, Canada, and the purchaser whose name and address is set forth on the signature page hereof (the “Purchaser”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

SECTION 1.  Authorization of Sale of the Shares.  Subject to the terms and conditions of this Agreement, the Company has authorized the sale to the Purchaser of the number of common shares, no par value, of the Company (the “Shares”), set forth on the signature page hereof.

SECTION 2.  Agreement to Sell and Purchase the Shares.  At the Closing (as defined in Section 3), the Company will sell the Shares to the Purchaser, and the Purchaser will buy the Shares from the Company, upon the terms and conditions hereinafter set forth, at a price of $0.40 per Share for an aggregate purchase price set forth on the signature page hereof.  The Purchaser acknowledges that the closing price of the common shares on the Over the Counter Bulletin Board on November 29 2004 was $0.35.  The Purchaser acknowledges further that the sale of the Shares is part of a distribution by the Company of a minimum of $1,750,000 (4,375,000 Shares) and a maximum of $2,500,000 (6,250,000 Shares).

SECTION 3.  Delivery of Shares at the Closing.  The completion of the purchase and sale of the Shares (the “Closing”) shall occur concurrently with the execution of stock purchase agreements for the purchase of a minimum of $1,750,000 of Shares (the “Closing Date”).  At the Closing, the Company will issue to the Purchaser one or more stock certificates representing the Shares registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the Shares.  The name(s) in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as Appendix I.  The Company’s obligation to complete the purchase and sale of the Shares being purchased hereunder and deliver such certificates to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased hereunder; (b) the accuracy in all material respects of the representations and warranties made by the Purchaser and the fulfillment of those undertakings of the Purchaser to be fulfilled prior to or at the Closing, and (c) the Company agreeing to accept the Purchaser’s subscription prior to or at the Closing.  The Purchaser’s obligation to accept delivery of such certificates and to pay for the Shares evidenced thereby shall be subject to the accuracy in all material respects of the representations and warranties made by the Company herein and the fulfillment of those undertakings of the Company to be fulfilled prior to or at the Closing.

SECTION 4.  Representations, Warranties and Covenants of the Company.  The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

4.1

Organization and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of Ontario, Canada.  Each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect (as defined in Section 4.4 below).

4.2

Authorized Capital Stock.  The authorized capital stock of the Company consists of an unlimited number of common shares.  The number of common shares and all subscriptions, warrants, options, convertible securities, and other rights to purchase or otherwise acquire equity securities of the Company issued and outstanding as of September 30, 2004 are as set forth in the unaudited financial statements of the Company for the quarter ended September 30, 2004 as provided to the Purchaser in the Information Documents (as defined in section 4.7 below).  With the exception of previously issued options and warrants, the Company has not granted any person the right to require the Company to register any securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”) whether on demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other person.

4.3

Issuance, Sale and Delivery of the Shares.  The Shares being purchased hereunder have been duly authorized, and when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

4.4

Due Execution, Delivery and Performance of the Agreements.  The Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered by the Company.  The consummation by the Company of the transactions herein contemplated will not violate any provision of the organizational documents of the Company.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions herein contemplated will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected and in each case which individually or in the aggregate would have a material adverse effect on the condition (financial or otherwise), properties, business, prospects, or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its respective properties.  Upon its execution and delivery, and assuming the valid execution thereof by the Purchaser, this Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.5.

Integration, etc.  The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Shares, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act.  Neither the Company nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) which is or could be integrated with the sale of the Shares in a manner that would require the registration under the Securities Act of the Shares or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Shares or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

4.6

Compliance with Securities Laws.  Subject to the accuracy of the representations and warranties of the Purchaser contained herein, the issuance of the Shares to the Purchaser hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act and is exempt from the prospectus requirements of applicable Canadian securities legislation.

4.7

Additional Information.  The Company has made available to the Purchaser a true and complete copy of each report, schedule, and definitive proxy statement filed by the Company with the Securities and Exchange Commission (the “Commission) under the Securities Exchange Act of 1934 (the “Exchange Act”) since January 1, 2003 (as such documents have since the time of their filing been amended, the “Information Documents”) and available on the Edgar database at http://www.sec.gov/cgi-bin/browse-edgar?company=diversinet&CIK=&State=&SIC=&action=getcompany.  The Information Documents are the only filings required of the Company pursuant to the Exchange Act for such period.  The Company is also a reporting issuer under the Securities Act (Ontario) and copies of the continuous disclosure documents filed by the Company with the Ontario Securities Commission since January 1, 2003 are available on the SEDAR database at http://www.sedar.com

As of their respective dates, the Information Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the Information Documents, and none of the Information Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the statements made in any such Information Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof).  As of their respective dates, the financial statements of the Company included in the Information Documents complied as to form in all material aspects with applicable accounting requirements and the published rules and regulations of the SEC and Canadian regulatory authorities with respect thereto.  Such financial statements have been prepared in accordance with Canadian generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  Except as set forth in the Information Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business and (ii) liabilities not required under generally accepted accounting principles to be reflected or disclosed in such financial statements.

4.8

Absence of Certain Changes.  Since September 30, 2004, there have been no known changes or developments in the Company, its business or any of its subsidiaries that may have a Material Adverse Effect.

4.9

Absence of Litigation.  Except as disclosed in the Information Documents, there is no known action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect.

4.10

Compliance with Law.  The Company and its subsidiaries are in compliance with all applicable laws, rules and regulations, other than such noncompliance which would not have a Material Adverse Effect.

4.11

Disclosure.  All information relating to the Information Documents provided to the Purchasers in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not knowingly omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.  No known event or circumstance has occurred or exists with respect to the Company or any of its subsidiaries or its or their business, properties, prospects, operations or financial conditions, which has not been publicly announced or disclosed but under Canadian or United States law, rule or regulation, requires public disclosure or announcement by the Company.

4.12

Deliveries at Closing.

(a)

The Purchaser acknowledges that, subject to paragraph (b), Lang Michener LLP shall release to the Company all Funds received once the Company shall have delivered to Lang Michener LLP a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, (i) certifying that subscriptions in respect of at least 4,375,000 Shares have been accepted by the Company; (ii) certifying that certificates in respect of Shares for which subscriptions have been accepted have been issued and will be forthwith delivered to the Purchasers of such Shares; (iii) certifying all conditions contained in the Agreement have been satisfied and all representations and warranties are correct as at the Closing Date; and (iv) certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the issuance of the Shares, certifying the current versions of the articles of the Company and certifying as to the signatures and authority of persons signing the Agreements and related documents on behalf of the Company.

(b)

If the Company shall have not satisfied the conditions set out in paragraph (a) above on or prior to December 31, 2004, all Funds held by Lang Michener LLP will be returned (without interest), such Funds to be paid by cheque made payable to the Purchaser (and mailed to the address noted in this Agreement).

SECTION 5.  Representations, Warranties and Covenants of the Purchaser.

5.1

The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and understood all information it deems relevant in making an informed decision to purchase the Shares, including, without limitation, the information contained in the Information Documents; (ii) it acknowledges that the offering of the Shares pursuant to this Agreement has not been reviewed by the Commission or any state or Canadian regulatory authority; (iii) the Purchaser is acquiring the number of Shares set forth in the signature page hereto, as principal for its own account for investment only and with no present intention of distributing any of the Shares or any arrangement or understanding with any other persons regarding the distribution thereof; (iv) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, the Securities Act Rules and Regulations and any applicable Canadian securities, state securities or blue sky laws; (v) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire and the Stock Certificate Questionnaire, attached hereto as Appendix I and Appendix II, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement; (vi) the Purchaser has, in connection with its decision to purchase the number of Shares set forth on the signature page hereof, not relied upon any representations or other information (whether oral or written) other than as set forth in the Information Documents and the representations and warranties of the Company contained herein; (vii) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them and such questions have been answered to the full satisfaction of the Purchaser; (viii) the Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act because such Purchaser meets at least one of the conditions set forth in Appendix III hereto and has completed the certificate attached as Appendix III, and (ix) if the Purchaser is a resident of the Provinces Ontario, Alberta or British Columbia, it is an “accredited investor” within the meaning of Rule 45-501 of the Ontario Securities Commission (in the case of residents of Ontario) or Multilateral Instrument 45-103 (in the case of residents of British Columbia or Alberta) and has completed the certificate attached as Appendix IV.

5.2

The Purchaser hereby covenants with the Company not to make any sale of the Shares without satisfying the prospectus delivery requirements under the Securities Act, if any.

5.3

The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the Purchaser is duly organized, validly existing and in good standing under the laws of the its jurisdiction of organization, and (iii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.4

The Purchaser recognizes that an investment in the Shares is speculative and involves a high degree of risk, including a risk of total loss of the Purchaser’s investment.  The Investor can bear the economic risk of this investment and can afford a complete loss thereof.

5.5

All of the information provided to the Company or its agents or representatives concerning the Purchaser’s suitability to invest in the Company and the representations and warranties contained herein, are complete, true and correct as of the date hereof.  The Purchaser understands that the Company is relying on the statements contained herein to establish an exemption from registration under U.S. federal and state securities laws.

5.6

The address set forth in the signature page hereto is the Purchaser’s true and correct domicile.

5.7

The Purchaser covenants to provide the Company an updated, accurate and complete plan of distribution at all times during which the Company is required to keep the Registration Statement in effect.

5.8

The Purchaser understands and agrees that each certificate or other document evidencing any of the Shares shall be endorsed with the legend in substantially the form set forth below, as well as any other legends required by applicable law, and the Purchaser covenants that the Purchaser shall not transfer the Shares without complying with the restrictions on transfer described in the legends endorsed on such certificates:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS OR CANADIAN SECURITIES LAWS.  THESE SECURITIES MAY NOT BE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE LAW AND, IF APPLICABLE, CANADIAN SECURITIES LAWS OR (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE.  AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATIONS IS LEGALLY REQUIRED FOR SUCH TRANSFER.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION OF CANADA, THE HOLDER OF THESE SECURITIES SHALL NOT TRADE THESE SECURITIES BEFORE [THE DATE WHICH IS FOUR MONTHS AND A DAY AFTER THE DATE OF CLOSING].

5.9

If, prior to the Registration Statement being declared effective, the Company shall issue or sell any common stock for less than $0.40 per share or issue or sell any options, warrants or other securities convertible, exchangeable or exercisable into common stock (whether or not immediately convertible, exchangeable or exercisable) to subscribe for, purchase or acquire common stock for less than $0.40 per share, excluding options or warrants issuable to employees or consultants under the Company’s existing plans as currently in effect, then and successively upon each such issue, the Company shall issue to the Purchasers such quantity of additional shares of common stock as would have been issued had this transaction been completed at that lower issue price.

5.10

The Purchaser acknowledges the reporting requirements under US and Canadian securities laws which may be applicable to it in connection with the acquisition of the securities hereunder, including those of (i) section 13(d) of the Securities and Exchange Act of 1934, (ii) section 101 of the Securities Act (Ontario) and section 111 of the Securities Act (British Columbia), and (iii) section 107 of the Securities Act (Ontario) and section 87 of the Securities Act (British Columbia) (the provisions referred to in sections (ii) and (iii) relate to early warning requirements and insider reporting requirements applicable in connection with the acquisition by the Purchaser of common shares resulting in the Purchaser and persons acting jointly or in concert holding 10% or more of the common shares of the Company).

SECTION 6.  Survival of Representatives, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in any certificates or documents delivered pursuant hereto or in connection herewith shall survive following the delivery to the Purchaser of the Shares being purchased and the payment therefor.

Each party shall indemnify the other for all losses, claims, damages, liabilities or expenses actually incurred (“Losses”) (including reasonable attorneys’ fees and cost of enforcement) arising out of any breach of that party’s covenants, agreements, representations or warranties in this Agreement; provided that in no event shall either party be responsible for Losses exceeding, individually or in the aggregate, the purchase price set out in section 2 of this Agreement.

SECTION 7.  Registration of the Shares:  Compliance with the Securities Act.

7.1

Registration Statement on Form F-3.  The Company represents and warrants that the Company currently meets the requirements for use of Form F-3 under the Securities Act.  The Company shall file all reports required to be filed by the Company with the Commission in a timely manner and take such other actions as shall be necessary for the Company to maintain such eligibility for the use of Form F-3.

7.2

Registration Procedures and Expenses.  The Company shall:

(a)

use its commercially reasonable efforts, but in no event later than February 28, 2005, to prepare and file, with the Commission a Registration Statement under the Securities Act following the date of Closing, and use its reasonable best efforts to cause the Registration Statement to become effective as soon as practicable thereafter, relating to the resale pursuant to Rule 415 under the Securities Act of the Shares (“Registrable Stock”) by the holders thereof (“Holders”) from time to time through the automated quotation system of Nasdaq or the facilities of any national securities exchange on which the Common Shares are then traded or in privately-negotiated transactions;

(b)

If a Registration Statement covering the Shares is not (i) prepared and filed by February 28, 2005 or (ii) declared effective with the Commission within one hundred and twenty days of February 28, 2005, the Company will make pro rata payments to each Purchaser as liquidated damages and not as a penalty, in an amount equal to 1.5% of the aggregate amount paid by such Purchaser on the Closing Date to the Company for any 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed for which no Registration Statement is filed with respect to the Shares or following the date by which the Registration Statement should have been declared effective.  Such payment shall be made to each Purchaser in cash not later than three Business Days following the end of 30-day period;

(c)

each time the Company shall determine to file a Registration Statement in connection with the proposed offer and sale for money of any of its securities by it or any of its security holders, the Company will give written notice of its determination to all Holders.  Upon the written request of a Holder given within twenty (20) days after the giving of any such notice by the Company, the Company will use its commercially reasonable efforts to cause all such shares of Registrable Stock, the Holders of which have so requested registration thereof, to be included in such Registration Statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Stock to be so registered.  If the Registration Statement is to cover an underwritten distribution, the Company shall use its commercially reasonable efforts to cause the Registrable Stock requested for inclusion pursuant to this paragraph to be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.  If, in the good faith judgment of the managing underwriter of such public offering, the inclusion of any or all of the Registrable Stock requested for inclusion pursuant to this paragraph and other securities would interfere with the successful marketing of a smaller number of shares to be offered, then the number of shares of Registrable Stock and other securities to be included in the offering (except for shares to be issued by the Company in an offering initiated by the Company) shall be reduced accordingly on a pro rata basis with the other security holders;

(d)

promptly and in good faith respond to all Commission’s comments on the Registration Statement, and within two (2) business days of receipt of an indication from the Commission that it has no further comments, request acceleration of the effectiveness of the registration at the earliest practicable time;

(e)

prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (i) the third anniversary of the Closing Date, (ii) the date on which the Holder may sell all the Shares then held by the Holder within a three-month period in accordance with Rule 144 under the Securities Act (“Rule 144”), or (iii) such time as all the Registrable Stock purchased by the Holder have been sold pursuant to a registration statement;

(f)

so long as the Registration Statement is effective covering the resale of the Registrable Stock owned by the Holders, furnish to the Holder such reasonable number of copies of prospectuses and such other documents as the Holders may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Stock;

(g)

file documents required of the Company for blue sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not so qualified or has not so consented;

(h)

bear all expenses in connection with the procedures in paragraphs (a) through (f) of this Section 7.2 and the registration of the Shares pursuant to the Registration Statement, except for any underwriting discounts, brokerage fees and commissions incurred by the Purchaser, if any; and

(i)

with a view to making available to the Purchaser the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Commission that may at any time permit the Purchaser to sell the Shares to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Purchaser’s Shares may be resold within a given three-month period pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Purchaser’s Shares shall have been resold and (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act.

(j)

notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

(k)

notify the Holders participating in such registration promptly of any request by the Commission or any state securities commission or agency for the amending or supplementing of such Registration Statement or prospectus or for additional information;

(l)

prepare and promptly file with the Commission, and promptly notify such participating Holders of the filing of, such amendments or supplements to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(m)

advise such participating Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission or any state securities commission or agency suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(n)

cooperate with the Holders to facilitate the timely preparation and delivery (under normal way settlement procedures) of certificates representing securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request prior to sales of securities pursuant to such Registration Statement;

(o)

comply with all applicable rules and regulations of the Commission and shall make generally available as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act;

(p)

permit the Purchaser to assign the rights under this Section 7 to any other person in connection with a transfer of the Registrable Stock.

7.3

Blackout Period

(a)

The Company may suspend, at any time or from time to time, the use of the prospectus which forms part of the Registration Statement (the “Prospectus”) for a period or periods of time not to exceed an aggregate of 60 calendar days in any 12 month period, provided that during any three month period such aggregate period of time shall not exceed 30 calendar days (each, a “Blackout Period”), if the Company determines that the filing or continued use of the Prospectus would (w) require the public disclosure of material non-public information concerning any transaction or negotiations involving the Company or any of its affiliates that, in the good faith judgment of the Board of Directors of the Company, would materially interfere with such transaction or negotiations, (x) otherwise require premature disclosure of information that, in the good faith judgment of the Board of Directors of the Company, would adversely affect or otherwise be detrimental to the Company, (y) require amendment or supplement to the Registration Statement due to the happening of any event that comes to the attention of the Company and as a result of which the Registration Statement or Prospectus would contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (z) adversely affect the success of an offering of securities by the Company which the Company proposes to or has registered under applicable securities laws.  The Company shall provide the Holders whose Registrable Stock is registered under the Registration Statement with written notice of the commencement of a Blackout Period and of the termination of such Blackout Period.

(b)

The Purchaser agrees that, upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 7.3(a) (a “Material Event”), the Purchaser will forthwith discontinue disposition of the Registrable Stock under the Prospectus until the Company confirms in writing that the Blackout Period has terminated and that the Prospectus may be used for the disposition of Registrable Stock or until receipt of copies of a supplemented or amended Prospectus, and, if so requested by the Company, will deliver to the Company all copies of the Prospectus covering the Registrable Stock in its possession at the time of receipt of such notice.

(c)

The Purchaser shall, at any time it is engaged in a distribution of Registrable Stock, comply with all applicable laws.

7.4

Indemnification and Contribution.

(a)

The Company will indemnify and hold harmless each Holder of shares of Registrable Stock which are included in a Registration Statement pursuant to the provisions of this Agreement, the directors, officers, employees and agents of such Holder, any underwriter (as defined in the Securities Act) for such Holder, the directors, officers, employees and agents of such underwriter, and any person who controls such Holder or such underwriter within the meaning of the Securities Act or the Exchange Act, and each of their successors, from and against any and all claims, actions, demands, losses, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, or under Canadian law, insofar as such claims, actions, demands, losses, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement (including all documents incorporated therein by reference) as originally filed or in any amendment thereto, any preliminary or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and agrees to reimburse each such Holder, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such claim, action, demand loss, damage or liability; provided, however, that the Company will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in strict conformity with information furnished or on behalf of such Holder, specifically for use in the preparation thereof.  This indemnity shall be in addition to any liability which the Company may otherwise have and shall be in addition to any subsequently executed indemnity agreements.

(b)

Each Holder of shares of the Registrable Stock which are included in a registration pursuant to the provisions of this Agreement will, severally and not jointly, indemnify and hold harmless the Company, the directors, officers, employees and agents of the Company and any person who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any and all claims, actions, demands, losses, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, or under Canadian law, insofar as such claims, actions, demands, losses, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement (including all documents incorporated therein by reference) as originally filed or in any amendment thereto, any preliminary or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Holder for use in the preparation thereof; provided, that the liability of each Holder hereunder shall be limited to the proportion of any such claim, action, demand, loss, damage, liability, cost or expense which is equal to the proportion that the public offering price of the shares of Registrable Stock sold by such Holder under such Registration Statement bears to the total offering price of all securities sold thereunder, but not, in any event, to exceed the proceeds received by such Holder from the sale of shares of Registrable Stock covered by the Registration Statement.  This indemnity shall be in addition to any liability which such Holder may otherwise have and shall be in addition to any subsequently executed indemnity agreements.

(c)

In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling Person of any such Holder, makes a claim for indemnification pursuant to this Section but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling Person in circumstances for which indemnification is provided under this Section; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (including legal and other expenses reasonably incurred in connection with or defending same (collectively “Losses”)) in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other.  Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand.  The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (c), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d); provided, however, that, in any such case, (A) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation and (B) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Stock offered by it pursuant to such Registration Statement.

(d)

The provisions of this Section will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors, employees or agents or controlling persons referred to in this Section, and will survive the sale by a Holder of securities covered by a Registration Statement.

7.5

Definitions.  The following terms shall be used in this Section with the following respective meanings:

“Commission” means the Securities and Exchange Commission.

“Holder” means any holder of Registrable Stock.

“Registrable Stock” means the Shares whether owned by a Purchaser or any third party.

“Registration Statement” means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8, Form F-4, or successor form).

SECTION 8.  Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

if to the Company, to:

Diversinet Corp.

2225 Sheppard Avenue East, Suite 1801

Toronto, Ontario  M2J 5C2, Canada

Facsimile: (416) 756-7346

Attention: Chief Financial Officer

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 9.  Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing, signed by the Company and the Purchaser.

SECTION 10.  Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 11.  Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 12.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law provisions thereof.

SECTION 13.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but both of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

SECTION 14.  Entire Agreement.  This Agreement (including the attachments hereto) contains the entire agreement of the parties with respect to the subject matter hereof and supersedes and is in full substitution for any and all prior oral or written agreements and understandings between them related to such subject matter, and neither party hereto shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any representations, indemnities, covenants or agreements except as specifically set forth herein.

SECTION 15.  Right of Acceptance.  The Purchaser acknowledges and agrees that the Company shall have the right, at its sole discretion, to accept or reject, up to the Closing, any subscription for Shares.  The Purchaser further acknowledges and agrees that execution of this Agreement by the Purchaser shall not result in any obligation on the Company until such time as this Agreement shall have been duly executed by the Company and Closing shall have occurred.  Any funds received by the Company or its agent from the Purchaser on account of the purchase price of the Shares will be returned to the Purchaser (without interest or deduction) at the address indicated in Appendix I in the event the Company determines, in its sole discretion, to reject the Purchaser’s subscription for Shares.

SECTION 16.  Right to Appoint Agent.  The Purchaser acknowledges that the Company retains the right, in its sole discretion, to appoint a placement agent in connection with the sale of Shares to the Purchaser and that the Company may pay to such placement agent a fee which may be calculated by reference to the purchase price payable by the Purchaser.

SECTION 17.   U.S. Dollars.   All references in this agreement to dollars or $, are to United States dollars, unless noted otherwise.

[Remainder of page left intentionally blank.]

#

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives shown below:

[Name of Purchaser]

By:

Name:

Title:

Address:

Telephone:

Facsimile:

Date:

Number of Shares to be Purchased	Price Per Shares in U.S. Dollars	Aggregate Price in U.S. Dollars
$0.40

Accepted and Agreed to by:

DIVERSINET CORP.

By:

David Hackett,

Chief Financial Officer

Date:

#

EXHIBIT 4.5

Reconciliation of Canadian and United States generally accepted accounting principles (“GAAP”)

As at September 30, 2004 and for the nine-months ended September 30, 2004 and 2003

(expressed in United States dollars)

(Unaudited)

We filed a Form 6-K dated November 9, 2004 in regards to our third quarter ended September 30, 2004, which filing included our interim consolidated financial statements as at September 30, 2004 and for the nine month periods ended September 30, 2004 and 2003.  The following information is presented pursuant to Item 17 of Form 20-F

The Company prepares its interim consolidated financial statements in accordance with Canadian generally accepted accounting principles.  These principles conform in all material respects with U.S. GAAP except as described in Note 15 to our 2003 consolidated financial statements and as described below.

As at September 30

2004

Share capital:

Canadian GAAP

$

51,508,222

Elimination of reduction

 of share capital (a)

30,089,054

U.S. GAAP

$

81,597,276

Deficit and comprehensive loss:

Canadian GAAP

$

(45,019,243)

Elimination of reduction

 of share capital (a)

(30,089,054)

Compensation expense (b(i))

(991,696)

Compensation expense (b(ii))

368,484

Stock Based Compensation (b(ii))

186,887

U.S. GAAP

$

(75,544,622)

Nine months ended

Nine months ended

September 30

September 30

2004

2003

Consolidated statements of loss:

Loss under Canadian GAAP$

(3,350,594)

$

(2,694,389)

Compensation expense (b)(ii)

368,484

–

Loss under U.S. GAAP

$

(2,982,110)

$

(2,694,389)

Basic and diluted loss per share

under U.S. GAAP

$

(0.25)

$

(0.48)

Loss under U.S. GAAP

$

(2,982,110)

$

(2,694,389)

Other comprehensive loss being

cumulative translation adjustment (c)

-

(490,602)

Comprehensive loss under U.S.

GAAP

$

(2,982,110)

$

(3,184,991)

(a)

Share capital and deficit:

On March 1, 1999, the shareholders approved a resolution to reduce the stated capital of the Company by $30,089,054 to eliminate the deficit as at October 31, 1999.  Under Canadian GAAP, a reduction of the share capital of outstanding common shares is allowed with a corresponding offset to deficit.  This reclassification, which the Company made in 2000 to eliminate the deficit that existed at October 31, 1999, did not meet the criteria specified by U.S. GAAP and results in an increase to share capital with a corresponding increase in deficit of $30,089,054.

(b)

Options to consultants:

(i)

Effective the beginning of fiscal 2003, the Company adopted the new CICA Handbook section 3870, “Stock-Based Compensation and Other Stock Based Payments” (“CICA 3870”) and as a result, the Company has recognized compensation expense on options issued to consultants in the current period.  This resulted in no U.S. GAAP differences in the   periods presented.  However, prior to the adoption of CICA 3870, the Company did not recognize compensation expense when stock or stock options were issued to consultants.  Any consideration paid on exercise of stock options or purchase of stock was credit to share capital.  As a result of stock-based compensatory events that occurred prior to the adoption of CICA 3870, deficit under Canadian GAAP is $991,696 lower than the deficit recorded under U.S. GAAP.

(ii)

Effective January 1, 2004, Canadian GAAP requires the Company to estimate the fair value of stock-based compensation granted to employees and to expense this amount over the estimated vesting period of stock options.  This standard was adopted retroactively without restatement and the fair value of stock options granted to employees since the beginning of fiscal 2003 was determined and an adjustment of $186,887 representing the expense for fiscal 2003 was recorded as an adjustment to opening deficit on January 1, 2004.  For U.S. GAAP purposes, the Company follows the intrinsic value method and no stock based compensation was recorded as the exercise price on stock options granted to employees was the same as the market price at the date of grant.  During the nine months ended September 30, 2004, the Company recorded compensation expense for CDN GAAP of $368,484 relating to employee stock options.

(a)

Other comprehensive loss (income):

FASB Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (“SFAS 130”) requires disclosure of comprehensive income, which includes reported net income as adjusted for other comprehensive income.  Other comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources.   For the Company, other comprehensive income to date has been from changes in the cumulative translation adjustment account.

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EXHIBIT 23.1

kpmg

KPMG LLP

Chartered Accountants

Telephone

(416) 228-7000

Yonge Corporate Centre

Telefax

(416) 228-7123

4100 Yonge Street Suite 200

www.kpmg.ca

North York ON M2P 2H3

Canada

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

Diversinet Corp.

We consent to the use of our report dated January 29, 2004, except with respect to note 16(b) which is as of February 23, 2004, with respect to the consolidated balance sheets of Diversinet Corp. as of December 31, 2003, October 31, 2003 and October 31, 2002, and the related consolidated statements of earnings and deficit and cash flows for each of the years in the three year period ended October 31, 2003 and for the fourteen month period ended December 31, 2003, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.  Our report dated January 29, 2004, except with respect to note 16(b) which is as of February 23, 2004 included additional comments for U.S. readers that states that conditions and events exist that cast substantial doubt on the Company’s ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

(signed) KPMG LLP

Toronto, Canada

January 20, 2005

Footnotes

3 Previously filed with Registration Statement on Form F-3 filed April 16, 2004

4 Previously filed with Registration Statement on Form F-3 filed July 22, 2003

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